090301
090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20120725375-54
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/24/2012 3:00 PM
	Entity Number E0698922008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Biostem U.S. Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

600,000,000 common shares, with par value of $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

600,000 common shares, with par value of $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock will be issued in exchange for every one thousand (1,000) shares of common stock in a reverse stock split of the issued and outstanding common stock, rounding up any fractional shares resulting from such reverse stock split to the next whole number.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

In lieu of the issuance of any fractional shares, the corporation shall issue additional fractions of a share as necessary to increase any fractional share to a full share.

7. Effective date and time of filing: (optional) Date: November 5, 2012 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.